THE CLOROX COMPANY
INDEPENDENT DIRECTORS' STOCK-BASED COMPENSATION PLAN


Table of Contents

Page
ARTICLE I   INTRODUCTION
1.01     Establishment of Plan                 1
1.01     Purpose of Plan                       1
1.02     Effective Date of Plan                1

ARTICLE II   DEFINITIONS                       1

ARTICLE III   CREDITS
3.01     Transition Credits                    3
3.02     Automatic Credits                     3
3.03     Elective Credits                      4

ARTICLE IV   ACCOUNTS AND INVESTMENTS
4.01     Accounts                              5
4.02     Deferred Stock Units                  5
4.03     Deferred Cash Accounts                6
4.04     Hypothetical Nature of Accounts
         and Investments                       6

ARTICLE V   PAYMENTS
5.01     Entitlement to Payment                6
5.02     Payment Commencement Date             7
5.03     Form and Amount of Payment            7

ARTICLE VI   ADMINISTRATION
6.01     In General                           8
6.02     Plan Amendment and Termination       8
6.03     Reports to Participants              8
6.04     Delegation of Authority              8

ARTICLE VII    CHANGE OF CONTROL
7.01     Change of Control Defined            9
7.02     Effect of Change of Control         10

ARTICLE VII    MISCELLANEOUS
8.01     Rights Not Assignable               11
8.02     Certain Rights Reserved             11
8.03     Withholding Taxes                   11
8.04     Incompetence                        11
8.05     Inability to Locate Participants
          and Beneficiaries                  11
8.06     Successors                          12
8.07     Usage                               12
8.08     Severability                        12
8.09     Governing Law                       13

  ARTICLE I
ESTABLISHMENT AND PURPOSES OF PLAN


1.01     Establishment of Plan

The Company hereby establishes the Clorox Company Independent Directors' Stock-Based Compensation Plan, a nonqualified deferred compensation plan for the Independent Directors of the Company. The Plan shall be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended.
It is intended that the Plan not cover employees and therefore not be subject to the Employee Retirement
Income Security Act of 1974, as amended.

1.02     Purpose of Plan

The purpose of the Plan is to enhance the Company's ability to attract and retain Independent Directors whose training, experience and ability will promote the interests of the Company and to directly align the interests of such Independent Directors with the interests of the Company's shareowners by providing compensation based on the value of Clorox Common Stock. The Plan is designed to permit such Independent Directors to defer the receipt of all or a portion of the cash compensation otherwise payable to them for services to the Company as members of the Board. This Plan replaces the Company's Directors' Deferred Compensation Plan and the Directors' Retirement Plan with respect to persons who are the Independent Directors of the Company on July 1, 1996, or who become such after that date.

1.03     Effective Date of Plan

Except as otherwise provided by Section 3.01, the Plan shall apply only to a Participant's Director's Fees with respect to service on and after July 1, 1996.


ARTICLE II
DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

Account shall mean a bookkeeping account established for a Participant under Section 4.01.

Article shall mean an article of the Plan.

Beneficiary shall mean a Participant's beneficiary, designated in writing and in a form and manner satisfactory to the Board, or if a Participant fails to designate a beneficiary, or if the Participant's designated Beneficiary predeceases the Participant, the Participant's estate.

Board shall mean the Board of Directors of the Company.

Clorox Common Stock shall mean the common stock of the Company.

Closing Price shall mean, with respect to any date specified by the Plan, the closing price of a share of Clorox Common Stock on the composite tape of New York Stock Exchange issues (or if there was no reported sale of Clorox Common Stock on such date, on the next preceding day on which there was such a reported sale).

Company shall mean The Clorox Company.

Deferred Stock Unit shall mean a hypothetical share of Clorox
Common Stock as described in Section 4.02.

Director's Fees shall mean the annual retainer and meeting fees payable to a Participant for services to the Company as an Independent Director. Director's Fees do not include amounts credited to a Participant under Section 3.01 or
Section 3.02 hereof.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Independent Director means any individual who serves as a member of the Board of Directors of the Company and who is not an employee of the Company or any of its subsidiaries.

Participant means an Independent Director who is participating in the Plan.

Payment Anniversary Date shall mean an anniversary of the Payment Commencement Date.

Payment Commencement Date shall mean the first business day of the Plan Year immediately following the Plan Year in which the Participant terminates service as a member of the Board.

Plan shall mean this Clorox Company Independent Directors'
Stock-Based Compensation Plan, as set forth herein and as amended from time to time.

Plan Year shall mean the calendar year.

Section shall mean a section of the Plan.


ARTICLE III
CREDITS

3.01     Transition Credits

(a) Retirement Plan Credits. As soon as practicable on or after July 1, 1996, the Company shall credit to the Account of each Participant a number of Deferred Stock Units determined in accordance with the schedule set forth in Appendix I to the Plan. The credits set forth in Appendix I shall be provided in lieu of any benefits to which the Participant otherwise would have been entitled under The
Clorox Company Directors' Retirement Plan as of its termination on June 30, 1996.

(b)     Deferred Compensation Plan Credits.

     (1) Each Participant who has a balance standing to his or her credit in the Directors' Deferred Compensation Plan as of July 1, 1996, shall be permitted a one-time election, on or before December 31, 1996, to convert all or a portion of the balance standing to his or her credit in the Directors' Deferred Compensation Plan to Deferred Stock Units as of December 31, 1996. A Participant who elects to convert all or a portion of his or her account in the Directors' Deferred Compensation Plan to Deferred Stock Units shall be credited with the number of Deferred Stock Units determined by dividing the portion of his or her account in the Directors' Deferred Compensation Plan on December 31, 1996, for which such election is made by the average of the daily Closing Price for the month of December 1996.

     (2) A Participant who does not elect to convert all of the balance standing to his or her credit in the Directors' Deferred Compensation Plan to Deferred Stock Units shall have the balance not converted transferred to a Deferred Cash Account which, thereafter, shall be administered under the terms of this Plan.

3.02     Automatic Credits

As of the last day of each Plan Year, the Company shall credit Deferred Stock Units to each Participant's Deferred Stock Unit Account equal to the number of Deferred Stock Units determined by dividing Ten Thousand Dollars ($10,000) by the average of the Closing Prices for the trading days in the month of December. In the case of a Participant whose service as an Independent Director terminates during the Plan Year, the applicable dollar amount shall be determined by multiplying Ten Thousand Dollars ($10,000) by a fraction, the numerator of which shall be the number of full calendar quarters of service as an Independent Director completed by the Participant during the Plan Year and the denominator of which shall be four.

3.03     Elective Credits

(a) Subject to the provisions of this Section 3.03, a Participant may make an irrevocable election, with respect to each Plan Year, to receive all or a portion of his or her Director's Fees for the year in the form of cash, shares of Clorox Common Stock, deferred cash or Deferred Stock Units, provided that an individual who becomes a Participant on the Effective Date may elect to receive Director's Fees for the first quarter of the Company's fiscal year 1997 only in the form of cash or shares of Clorox Common Stock. An election under this Section 3.03 shall be made in a form and manner satisfactory to the Board and shall be effective for a Plan Year only if made before the beginning of the Plan Year; provided that (i) an individual who becomes a Participant on the Effective Date may make an election to receive Director's Fees in the form of cash, shares of Clorox Common Stock, deferred cash or Deferred Stock Units for the second quarter of the Company's fiscal year 1997 on or before September 30, 1997, and (ii) any other individual who becomes a Participant after the first day of a Plan Year may make the election for that Plan Year within 30 days of becoming a Participant. A Participant who does not file a timely election for a Plan Year shall receive his or her Director's Fees in cash.

(b) A Participant who elects to receive his or her Director's Fees in the form of shares of Clorox Common Stock, deferred cash, and/or Deferred Stock Units shall specify the percentage of such Director's Fees (in multiples of 10%, with an aggregate minimum of 50%) to be paid in the form of shares of Clorox Common Stock, deferred cash or Deferred Stock Units.

(c) A Participant who elects to receive shares of Clorox Common Stock shall be distributed shares of Clorox Common Stock as of the last day of each calendar quarter equal to his or her accrued Director's Fees for the quarter, multiplied by the percentage of such Director's Fees previously selected by the Participant to be applied to the purchase of shares of Clorox Common Stock, and divided by the Closing Price as of the last trading day in such calendar quarter. Cash shall be distributed in lieu of fractional shares of Clorox Common Stock.

(d) A Participant who elects to receive deferred cash shall have credited to his or her Deferred Cash Account as of the last day of each calendar quarter an amount determined by multiplying his or her accrued Director's
Fees for the quarter by the percentage of such Director's
Fees previously selected by the Participant to be received as deferred cash.

(e) A Participant who elects to receive Deferred Stock Units shall have credited to his or her Deferred Stock
Unit Account as of the last day of each calendar quarter the number of Deferred Stock Units determined by multiplying his or her accrued Director's Fees for the quarter by the percentage of such Director's Fees previously selected by the Participant to be applied to the purchase of Deferred Stock Units, and dividing the product thereof by the Closing Price as of the last trading day in such calendar quarter.

ARTICLE IV
ACCOUNTS AND INVESTMENTS

4.01     Accounts

A separate Account under the Plan shall be established for each Participant. Such Account shall be (a) credited with the amounts credited in accordance with Article III,
(b) credited (or charged, as the case may be) with the investment results determined in accordance with Sections
4.02 and 4.03, and (c) charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article V. Within each Participant's Account, separate subaccounts (including, as necessary, a Deferred
Stock Unit Account and a Deferred Cash Account) shall be maintained to the extent the Board determines them to be necessary or useful in the administration of the Plan.

4.02     Deferred Stock Units

(a)     Deemed Investment in Clorox Common  Stock.   Except
as provided in subsection (b), below, a Participant's
Deferred Stock Unit Account shall be treated as if it were invested in Deferred Stock Units that are equivalent in value to the fair market value of shares of Clorox
Common Stock in accordance with the following rules:

          (1) Deemed Reinvestment Of Dividends. The number of Deferred Stock Units credited to a Participant's
Deferred Stock Unit Account shall be increased on each date on which a dividend is paid on Clorox Common Stock.
The number of additional Deferred Stock Units credited to a Participant's Deferred Stock Unit Account as a result of such increase shall be determined by (i) multiplying the total number of Deferred Stock Units (excluding fractional Deferred Stock Units) credited to the Participant's Deferred Stock Unit Account immediately before such increase by the amount of the dividend paid per share of Clorox Common Stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price on the dividend payment date.

          (2) Conversion Out of Deferred Stock Units. The dollar value of the Deferred Stock Units credited to a Participant's Deferred Stock Unit Account on any date shall be determined by multiplying the number of Deferred Stock
Units (including fractional Deferred Stock Units) credited to the Participant's Deferred Stock Unit Account by the
Closing Price on that date.

          (3) Effect of Recapitalization. In the event of a transaction or event described in this paragraph (3), the number of Deferred Stock Units credited to a Participant's Deferred Stock Unit Account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable. A transaction or event is described in this paragraph (3) if
(i) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (ii) the Board determines that such transaction or event affects the shares of Clorox Common Stock, such that an adjustment pursuant to this paragraph (3) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b) Change in Deemed Investment Election. A Participant who elects to receive distribution of his or her Accounts in annual installments will continue to have his or her Deferred
Stock Unit Account credited with Deferred Stock Units during the installment period.

4.03     Deferred Cash Accounts

Deferred Cash Accounts shall be credited with interest at an annual rate for each Plan Year equal to the Prime Lending Rate of Wells Fargo Bank as in effect on January 1 of such year. Interest shall be accrued to the date of the actual payment and shall be compounded on a calendar quarter basis.

4.04     Hypothetical Nature of Accounts and Investments

Each Account established under this Article IV shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Company and shall not carry any voting or dividend rights.


ARTICLE V
PAYMENTS

5.01     Entitlement to Payment

(a) Credits to a Participant's Account under Section 3.03 shall be in lieu of payment to the Participant of the related Director's Fees. Any payment under the Plan with respect to an Account shall be made as provided in this Article V. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company.

(b) Amounts credited to a Participant's Deferred Cash Account shall be paid in cash and amounts credited to a Participant's Deferred Stock Unit Account shall be paid in shares of Clorox Common Stock, except that a cash payment will be made with any final installment for any fraction of a Deferred Stock Unit remaining in the Participant's Account. Such fractional Deferred Stock Unit shall be valued at the Closing Price on the date of settlement.

5.02     Payment Commencement Date

Payments to a Participant with respect to the Participant's Account shall begin as of the Participant's Payment Commencement Date; provided that if a Participant dies before the Participant's Payment Commencement Date, payment of the entire value of the Participant's Account shall be made to the Participant's Beneficiary in accordance with the provisions of Section 5.03 after the Board receives all documents and other information that it requests in connection with the payment.

5.03     Form and Amount of Payment

(a) Five Annual Installments. A Participant shall receive his or her Account in five annual installments unless the Participant elects to receive his or her benefits under the Plan in the form of a lump-sum payment in accordance with subsection (b), below. Annual installments shall be payable to the Participant beginning as of the Payment Commencement Date and continuing as of each Payment Anniversary Date thereafter until all installments have been paid. The first annual installment shall equal one-fifth (1/5th) of the value of the Participant's Account(s), determined as of the Payment Commencement Date. Each successive annual installment shall equal the value of the Participant's Account(s), determined as of the Payment Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of five over the number of installment payments previously made (i.e., 1/4th, 1/3rd, etc.). If the Participant dies before the Participant's Payment Commencement Date, or after the Participant's Payment Commencement Date but before all five installments have been paid, the remaining installments shall be paid to the Participant's Beneficiary in accordance with the schedule in this subsection (a).

(b) Lump Sum. A Participant may elect to receive his or her Account under the Plan in the form of a lump-sum payment in lieu of the five installment payments determined under subsection (a), above. The lump sum shall be payable to the Participant in cash and shares of Clorox Common Stock on the Payment Commencement Date. An election under this subsection
(b) shall be made in a form and manner satisfactory to the Board and shall be effective as to the Participant only if made prior to termination of service with the Board of Directors. If the Participant dies before his or her Payment Commencement Date having elected to receive benefits in the form of a lump sum, a lump sum payment shall be made to the Participant's Beneficiary on the Payment Commencement Date.


ARTICLE VI
ADMINISTRATION

6.01     In General

(a)     The Plan shall be administered by the Board.  The
Board shall act by vote or written consent of a majority of its members.

(b) The Board shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms. The Board's determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

6.02     Plan Amendment and Termination

The Board may amend, suspend, or terminate the Plan at any time; provided that no amendment, suspension, or termination of the Plan shall, without a Participant's consent, reduce the Participant's benefits accrued under the Plan before the date of such amendment, suspension, or termination. If the Plan is terminated in accordance with this Section 6.02, the terms of the Plan as in effect immediately before termination shall determine the right to payment in respect of any amounts that remain credited to a Participant's Account upon termination.

6.03     Reports to Participants

The Board shall furnish an annual statement to each Participant or, if the Participant is deceased, the Participant's Beneficiary) reporting the value of the Participant's Account as of the end of the most recent Plan Year.

6.04     Delegation of Authority

 The Board may delegate to officers of the Company any and all authority with which it is vested under the Plan, and the Board may allocate its responsibilities under the Plan among its members.


ARTICLE VII
CHANGE OF CONTROL

7.01     Change of Control Defined

A Change of Control shall be deemed to occur on

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20%, or in the case of Henkel KGaA, or any person controlled by it ("Henkel"), more than the percentage unit of the Company's issued common stock agreed to in paragraph 4(a) of the June 18, 1981, agreement between the Company and Henkel, as amended, of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors
(the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in
Control: (1) any acquisition directly from the Company;
(2) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person or by Henkel to more than the applicable percentage set forth above; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 7.01(c); or

(b) Individuals who, as of July 1, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, and if Henkel is not the acquiring person, any individual nominated as a representative of Henkel pursuant to the agreement between Henkel and the Company dated July 16, 1986, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of a ll or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all of substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

7.02     Effect of Change of Control

(a) Notwithstanding any other provision in any other Article of this Plan to the contrary, other than Section 8.08(b), (i) the value of all amounts deferred by a Participant which have not yet been credited to the Participant's Account and (ii) the value of such Participant's Account shall be paid to such Participant in each case in a lump-sum cash payment on the occurrence of a Change in Control or as soon thereafter as practicable, but in no event later than five days after the Change in Control.
The amount of cash credited to each Participant's Account prior to determining the amount of cash to be paid from the Account shall be determined by the Board (which, for this purpose, shall be comprised of employee members of the Board prior to the Change in Control) so as to reflect fairly and equitably appropriate interest and dividends and so as to reflect fairly and equitably such other facts and circumstances as the Board deems appropriate, including, without limitation, the recent price of shares of Clorox Common Stock. For purposes of payments under this Article VII, the value of a Deferred Stock Unit shall be computed as the greater of (1) the Closing Price on or nearest the date on which the Change of Control is deemed to occur, or
(2) the highest per share price for shares of Clorox Common Stock actually paid in connection with the Change of Control.


ARTICLE VIII
MISCELLANEOUS

8.01     Rights Not Assignable

No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary. If any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Board may direct that such payment be suspended and that all future payments to which such Participant or Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person's children or other dependents, or any of them, in such manner and in such proportions as the Board may deem proper.

8.02     Certain Rights Reserved

Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

8.03     Withholding Taxes

The Board may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the Board reasonably determines to be required by law to be withheld from such credits and payments.

8.04     Incompetence

If the Board determines, upon evidence satisfactory to the Board, that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident or otherwise, any payment due under the Plan (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Board and the Company, to the spouse of the Participant or Beneficiary or other person deemed by the Board to have incurred expenses for the benefit of and on behalf of such Participant or Beneficiary. Any such payment shall be a complete discharge of any liability under the Plan with respect to the amount so paid.

8.05     Inability to Locate Participants and Beneficiaries

Each Participant and Beneficiary entitled to receive a payment under the Plan shall keep the Board advised of his or her current address. If the Board is unable for a period of 36 months to locate a Participant or Beneficiary to whom a payment is due under the Plan, commencing with the first day of the month as of which such payment first comes due, the total amount payable to such Participant or Beneficiary shall be forfeited. Should such a Participant or Beneficiary subsequently contact the Board requesting payment, the Board shall, upon receipt of all documents and other information that it might request in connection with the payment, restore and pay the forfeited payment in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment earnings or gains for the period of forfeiture.

8.06     Successors

The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used in the preceding sentence shall include any corporation or other business entity that by merger, consolidation, purchase, or otherwise acquires all or substantially all of the business and assets of the Company, and any successors and assigns of any such corporation or other business entity.

8.07     Usage

          (a) Titles and Headings. The titles to Articles and the headings of Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of the Plan.

          (b) Number. The singular form shall include the plural, where appropriate.

8.08     Severability

If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

8.09     Governing Law

The Plan and all determinations made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of California.

 THE CLOROX COMPANY

Attest: /s/ E. A. Cutter

Date: September 18, 1996


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                                     CLOROX BOARD OF  DIRECTORS
                                      DEFERRED STOCK  UNIT  PLAN

                                             APPENDIX I



                          PENSION BENEFIT CONVERSION TO  STOCK  UNITS


                       NORMAL               PRESENT VALUE               NUMBER OF  STOCK
                     RETIREMENT              OF ACCRUED                    UNITS AT
DIRECTOR                DATE                BENEFIT AS OF                   6/30/96
                                              6/30/96                    CONVERSION (1)


BOGGAN               12/31/2015              $ 28,984                       327.04
COLLINS              12/31/2000              $ 57,954                       653.92
FAIRCHILD            12/31/2000              $172,221                      1943.26
MANCHOT              12/31/2006              $ 62,893                       709.65
MORTON               12/31/2002              $ 66,652                       752.07
SCARFF               12/31/2000              $125,352                      1414.41
SCOTT                12/31/2006              $ 61,242                       691.02
SHUMWAY              12/31/1997              $166,445                      1878.08
VOHS                 12/31/1998              $127,427                      1437.82
WOLFE                12/31/2002              $ 63,916                       721.20

(1) Number of  Stock Units equals PV of accrued benefit divided by the Closing Price on
    June 28, 1996.


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